UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

ORBITZ WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33599	20-5337455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Orbitz Worldwide, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 27, 2015 (the “Annual Meeting”). As of April 20, 2015, the Company’s record date for the Annual Meeting, there were a total of 111,714,818 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 93,209,024 shares of common stock were represented in person or by proxy and, therefore, a quorum was present. The Company’s stockholders voted on five proposals and cast their votes as follows:

Proposal 1: To adopt the Agreement and Plan of Merger, dated as of February 12, 2015, as it may be amended from time to time, by and among the Company, Expedia, Inc. (“Expedia”), and Xeta, Inc. (“Xeta”), an indirect wholly owned subsidiary of Expedia (the “Merger Agreement”), which provides for the merger of Xeta with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), and the conversion of each share of the Company’s common stock (other than “excluded shares”) into the right to receive $12.00 in cash, without interest and less any applicable withholding taxes. “Excluded shares” include shares of the Company’s common stock held by the Company as treasury stock, or owned by wholly owned subsidiaries of the Company or by Expedia, Xeta or any of their wholly owned subsidiaries, or held by stockholders who are entitled to demand and have properly demanded appraisal for such shares in accordance with, and who comply in all respects with, Section 262 of the Delaware General Corporation Law.

For	Against	Abstain	Broker Non-Votes
82,287,179	30,882	177,624	10,713,339
Based on the votes set forth above, the Merger Agreement, and the transactions contemplated thereby, was duly adopted. A copy of the press release issued by the Company is attached to this Current Report on Form 8-K as Exhibit 99.1
Proposal 2: To approve, by a non-binding advisory vote, the compensation arrangements, as disclosed in the Company’s Proxy Statement first mailed to all stockholders on or about April 13, 2015, that may be payable to the Company’s named executive officers in connection with the completion of the Merger (the “Merger-Related Compensation”).

For	Against	Abstain	Broker Non-Votes
71,676,548	10,796,095	23,042	10,713,339
Based on the votes set forth above, the Merger-Related Compensation was approved.
Proposal 3: To approve the adjournment of the Annual Meeting from time to time, if necessary or appropriate in the view of the Company’s Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the Merger Agreement (the “Adjournment Proposal”).

For	Against	Abstain	Broker Non-Votes
79,444,211	3,044,216	7,258	10,713,339
Although the Adjournment Proposal was approved, adjournment of the Annual Meeting was not necessary or appropriate because the Company’s stockholders approved the Merger Agreement.
Proposal 4: To elect three director nominees to the Board of Directors to each serve for a three-year term:

Director	For	Withheld	Broker Non-Votes
Martin Brand	81,591,235	904,450	10,713,339
Ken Esterow	33,987,132	48,508,553	10,713,339
Barney Harford	81,607,570	888,115	10,713,339

Based on the votes set forth above, the director nominees were duly elected.

Proposal 5: To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain
93,097,760	62,149	49,115

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 was duly ratified.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release of Orbitz Worldwide, Inc. dated May 27, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
		By:	/s/ James F. Rogers
Date:	May 27, 2015		James F. Rogers
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Orbitz Worldwide, Inc. dated May 27, 2015.